POWER OF ATTORNEY

The person whose signature appears below, hereby constitutes and appoints the Chief Executive Officer, Chief Financial Officer and Secretary, of MORGAN STANLEY PATHWAY FUNDS (the “Trust”) and each of them, his or her true and lawful attorneys-in-fact and agents, with full power and authority of substitution and resubstitution, to do any and all acts and things and to execute any and all instruments that said attorneys-in-fact and agents, or any of them, may deem necessary or advisable or that may be required to enable the Trust to comply with the Investment Company Act of 1940, as amended, and the Securities Act of 1933, as amended (collectively, the “Acts”), and any rules, regulations or requirements of the U.S. Securities and Exchange Commission in respect thereof, in connection with the filing and effectiveness of any and all amendments (including post-effective amendments) to the Trust’s Registration Statement (Securities Act File No. 033-40823), including specifically, but without limiting the generality of the foregoing, the power and authority to sign in the name and on behalf of the undersigned as a trustee of the Trust any and all such amendments and registration statements filed with the U.S. Securities and Exchange Commission under said Acts, and any other instruments or documents related thereto, and the undersigned does hereby ratify and confirm all that said attorneys-in-fact and agents, or any of them, shall do or cause to be done by virtue hereof.

All past acts of such attorneys-in-fact and agents in furtherance of the foregoing are hereby ratified and confirmed.

This power of attorney shall be valid for the date hereof until revoked by me.

WITNESS our hands on the date set forth below.

/s/ Teresa S. Westbrook	Trustee	December 29, 2022
Teresa S. Westbrook